UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 16, 2017

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Terex Corporation (“Terex” or the “Company”) owns approximately 15.5% of the outstanding shares of Konecranes Plc (“Konecranes”). Terex previously stated it was evaluating how the Company would account for its ownership interest in Konecranes. The Company has now determined that it will elect the fair value option, in accordance with Accounting Standards Codification 825, to account for its ownership interest in Konecranes. As a result, changes in fair value of the shares and any dividends the Company receives as a result of its ownership interest in Konecranes, will be recognized in earnings at each reporting date. However, the Company intends to exclude the effect of changes in fair value of the shares when it discusses its earnings results in the future on a non-U.S. generally accepted accounting principles basis, as the Company does not believe changes in fair value of the Konecranes shares is reflective of the Company’s operational performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2017

TEREX CORPORATION

By: /s/ John D. Sheehan
John D. Sheehan Senior Vice President and Chief Financial Officer